Lehman Brothers First Trust Income Opportunity Fund
Form: N-SAR December 31, 2005
Attachement - item 770

Transactions Effected Pursuant to Rule 10f-3

Transaction #1:

Sub-Adviser:	Lehman Brothers Asset Management LLC

Name of Security:	Crown Americas, Inc., 7.75%, 11/15/15
Cusip (228188AC2)
Registration under Securities Act of	Yes
1933 [10f-3(b)(1)(i)]

Time of Acquisition [10f-3(b)(2)]
- Date Acquired	11/8/2005
- Date First Offered	11/8/2005

Firm Commitment Underwriting	Yes

Reasonableness of Spread [10f-3(b)(6)]
- Offering Price Per Unit	100.000
- Gross Spread % or $	1.50%
- Yield-To-Maturity	7.75%

Issuer in Continuous Operation at	Yes
Least Three Years? [10f-3(b)(4)]

Amount Purchased by Fund and all associated Funds of the Sub-Adviser [10f-3(b)(7)]
- Size of Issue	600,000,000

- Purchase Price per Unit	100.000
- Total Units Purchased by Fund	4,050,000
- Total Purchase Price by Fund	4,050,000
- Percentage of Offering Purchased by Fund	0.68%

- Aggregate Amount Purchased by Sub-Adviser	20,000,000
- Percentage of Offering Purchased by Sub-Adviser	3.33%

From Whom Purchased [10f-3(b)(8)]
- Selling Dealer(s)	Citigroup

- Syndicate Manager(s)	Lead: Citigroup
Deutsche Bank Securities
Banc of America Securities LLC
BNP Paribas Securities Corp.

Co Managers: Lehman Brothers
ABN Amro
Credit Lyonnais (US)
Credit Suisse First Boston Corp.
Scotia Capital, Inc.

- Affiliated Broker / Dealer	Lehman Brothers

Information or materials upon which the determination described in paragraph (h)(3) of the rule 10f-3 was made.

The above information was provided to the Board of Directors at its regularly scheduled fourth quarter 2005 meeting as well as information supporting the reasonableness of the 1.50% gross spread paid to certify that the purchase was made in compliance with the Board adopted Rule 10f-3 procedures.

Transaction #2:

Sub-Adviser:	Lehman Brothers Asset Management LLC

Name of Security:	Mirant North America LLC., 7.375%, 12/31/13
Cusip (60467XAA5)
Registration under Securities Act of	Yes
1933 [10f-3(b)(1)(i)]

Time of Acquisition [10f-3(b)(2)]
- Date Acquired	12/20/2005
- Date First Offered	12/20/2005

Firm Commitment Underwriting	Yes

Reasonableness of Spread [10f-3(b)(6)]
- Offering Price Per Unit	100.000
- Gross Spread % or $	2.25%
- Yield-To-Maturity	7.37%

Issuer in Continuous Operation at	Yes
Least Three Years? [10f-3(b)(4)]

Amount Purchased by Fund and all associated Funds of the Sub-Adviser [10f-3(b)(7)]
- Size of Issue	850,000,000

- Purchase Price per Unit	100.000
- Total Units Purchased by Fund	1,740,000
- Total Purchase Price by Fund	1,740,000
- Percentage of Offering Purchased by Fund	0.20%

- Aggregate Amount Purchased by Sub-Adviser	8,875,000
- Percentage of Offering Purchased by Sub-Adviser	1.04%

From Whom Purchased [10f-3(b)(8)]
- Selling Dealer(s)	JP Morgan

- Syndicate Manager(s)	Lead: JP Morgan
Deutsche Bank Securities
Goldman, Sachs & Co.

Co Managers: Lehman Brothers
Credit Suisse First Boston Corp.
RBS Greenwich Capital

- Affiliated Broker / Dealer	Lehman Brothers

Information or materials upon which the determination described in paragraph (h)(3) of the rule 10f-3 was made.

The above information was provided to the Board of Directors at its regularly scheduled fourth quarter 2005 meeting as well as information supporting the reasonableness of the 2.25% gross spread paid to certify that the purchase was made in compliance with the Board adopted Rule 10f-3 procedures.

Transaction #3:

Sub-Adviser:	Lehman Brothers Asset Management LLC

Name of Security:	Targa Resources Inc., 8.5%, 11/1/13
Cusip (87611UAB7)
Registration under Securities Act of	Yes
1933 [10f-3(b)(1)(i)]

Time of Acquisition [10f-3(b)(2)]
- Date Acquired	10/18/2005
- Date First Offered	10/18/2005

Firm Commitment Underwriting	Yes

Reasonableness of Spread [10f-3(b)(6)]
- Offering Price Per Unit	100.000
- Gross Spread % or $	2.50%
- Yield-To-Maturity	8.50%

Issuer in Continuous Operation at	Yes
Least Three Years? [10f-3(b)(4)]

Amount Purchased by Fund and all associated Funds of the Sub-Adviser [10f-3(b)(7)]
- Size of Issue	250,000,000

- Purchase Price per Unit	100.000
- Total Units Purchased by Fund	1,420,000
- Total Purchase Price by Fund	1,420,000
- Percentage of Offering Purchased by Fund	0.57%

- Aggregate Amount Purchased by Sub-Adviser	7,000,000
- Percentage of Offering Purchased by Sub-Adviser	2.80%

From Whom Purchased [10f-3(b)(8)]
- Selling Dealer(s)	Credit Suisse First Boston Corp.

- Syndicate Manager(s)	Lead: Credit Suisse First Boston Corp.
Merrill Lynch & Co.
Goldman, Sachs & Co.

Co Managers: Lehman Brothers
Bank of America Securities LLC
Wachovia Securities, Inc.

- Affiliated Broker / Dealer	Lehman Brothers

Information or materials upon which the determination described in paragraph (h)(3) of the rule 10f-3 was made.

The above information was provided to the Board of Directors at its regularly scheduled fourth quarter 2005 meeting as well as information supporting the reasonableness of the 2.50% gross spread paid to certify that the purchase was made in compliance with the Board adopted Rule 10f-3 procedures.